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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:08 PM 07/11/2003
FILED 11:41 PM 07/11/2003
SRV 030456357 - 3680589 FILE

                                                                   EXHIBIT 3.104

                            CERTIFICATE OF FORMATION

                                       OF

                  BHC MANAGEMENT SERVICES OF PENNSYLVANIA, LLC

       The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      FIRST: The name of the limited liability company ("limited liability company") is BHC MANAGEMENT SERVICES OF PENNSYLVANIA, LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

      Executed on July 10, 2003.

                                                 /s/ Stephen C. Petrovich
                                                 -------------------------------
                                                 Stephen C. Petrovich
                                                 Authorized Person